                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                              CONTACT:    R. GREGORY LEWIS
                                                               (615-269-1900)

                       J. ALEXANDER'S CORPORATION REPORTS
                    59% INCREASE IN SECOND QUARTER NET INCOME

                    SAME STORE SALES RISE 3.6% FOR THE PERIOD

         NASHVILLE, TN., July 23, 2003 - J. Alexander's Corporation (AMEX: JAX), owner and operator of 25 J. Alexander's full-service, contemporary upscale American restaurants in 12 states, said today that its net income rose 59% in the quarter just ended on a net sales increase of 8.5%.

         For the second quarter ended June 29, 2003, net income reached $515,000, or $.08 per diluted share, up sharply from $324,000, or $.05 per diluted share, achieved in the comparable quarter of 2002.

         "The quarter just ended was another period of significant growth in net income," said Lonnie J. Stout II, chairman, president and chief executive officer. "Our performance reflected the continued success of our strategy to provide high quality products and professional service in a comfortable, contemporary restaurant environment. Guest counts in our restaurants, along with our net sales, maintained the solid momentum of previous quarters, rising approximately 3.5% in the most recent period," he noted.

         J. Alexander's Corporation's net sales for the second quarter of 2003 climbed to $26,415,000 from $24,350,000 recorded in the second period of 2002. The Company's same store sales, which included restaurants open for more than 18 months, increased by 3.6% to $81,200 in the second quarter of 2003 from $78,400 recorded in the corresponding quarter of 2002. For the most recent quarterly period, the average weekly sales per restaurant increased 3.4% to $81,000 from $78,300 in the second quarter of 2002.

         Net income for the first half of 2003 gained 57%, rising to $1,146,000, or $.17 per diluted share, from net income of $730,000, or $.11 per diluted share, achieved in the corresponding six months of 2002. Net income for the first half of 2002 included a goodwill impairment charge of $171,000, or $.02 per share, which was recorded as a cumulative effect of change in accounting principle in connection with the adoption of SFAS No. 142 "Goodwill and Other Intangible Assets" by the Company as of the beginning of fiscal year 2002.

         J. Alexander's Corporation's net sales for the first six months of 2003 increased 5.8% to $52,865,000 from $49,982,000 recorded in the same six months a year ago. The Company's same store sales were up 2.9% to $82,400 in the first half of 2003 from $80,100 posted for the comparable two quarters of the prior year. Average weekly sales per restaurant also increased in the first six months of 2003, climbing 2.4% to $82,200 from $80,300 in the same six months of 2002.

         "Same store sales were positive in all but one week of the second quarter of 2003," Stout continued, "with very strong results for the month of June. "We have also experienced a solid sales trend in July and expect this to continue through the balance of the summer."

         Stout said that he was pleased the Company was able to lower total restaurant operating expenses to 87.1% of sales in the second quarter of 2003 from 88.4% in the same period of 2002. He pointed out, however, that cost pressures brought about by a menu mix shift and higher produce and poultry prices persisted in the second quarter of 2003, with cost of sales increasing to 32.2% of sales from 31.1% in the corresponding period of 2002.


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                                      -3-


         The Company's newest J. Alexander's restaurant is under construction in Chicago, Illinois, and will become the third in the greater Chicago market. Completion of construction and opening of the restaurant is set for the fourth quarter.

         J. Alexander's Corporation owns and operates 25 J. Alexander's restaurants in Alabama, Colorado, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Michigan, Ohio, Tennessee and Texas. J. Alexander's is a contemporary American restaurant placing a special emphasis on food quality and professional service. The Company is headquartered in Nashville, Tennessee.



This press release contains forward-looking statements that involve risks and uncertainties. Actual results, performance or developments could differ materially from those expressed or implied by those forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those associated with the Company's ability to increase sales and profitability in certain of its restaurants, and others described from time-to-time in the Company's filings with the Securities and Exchange Commission, press releases and other communications.


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J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       Six Months Ended             Quarters Ended
                                                    ----------------------      ----------------------
                                                    JUNE 29       June 30       JUNE 29        June 30
                                                      2003          2002          2003          2002
                                                    --------      --------      --------      --------
Net sales .....................................     $ 52,865      $ 49,982      $ 26,415      $ 24,350

Costs and expenses:
   Cost of sales ..............................       16,927        15,768         8,512         7,566
   Restaurant labor and related costs .........       17,232        16,571         8,661         8,176
   Depreciation and amortization of restaurant
      property and equipment ..................        2,136         2,196         1,077         1,102
   Other operating expenses ...................        9,518         9,198         4,767         4,685
                                                    --------      --------      --------      --------
      Total restaurant operating expenses .....       45,813        43,733        23,017        21,529

General and administrative expenses ...........        3,953         4,026         2,067         1,944
Pre-opening expense ...........................          290            --            19            --
                                                    --------      --------      --------      --------
Operating income ..............................        2,809         2,223         1,312           877
Other income (expense):
   Interest expense, net ......................       (1,061)         (582)         (525)         (285)
   Other, net .................................          (37)          (32)          (18)          (13)
                                                    --------      --------      --------      --------
      Total other expense .....................       (1,098)         (614)         (543)         (298)
                                                    --------      --------      --------      --------

Income before income taxes and cumulative
   effect of change in accounting principle ...        1,711         1,609           769           579
Income tax provision ..........................         (565)         (708)         (254)         (255)
                                                    --------      --------      --------      --------
Income before cumulative effect of change in
   accounting principle .......................        1,146           901           515           324
Cumulative effect of change in accounting
   principle ..................................           --          (171)           --            --
                                                    --------      --------      --------      --------
Net income ....................................     $  1,146      $    730      $    515      $    324
                                                    ========      ========      ========      ========

Basic earnings per share:
   Income before cumulative effect of change in
      accounting principle ....................     $    .18      $    .13      $    .08      $    .05
   Cumulative effect of change in accounting
      principle ...............................           --          (.02)           --            --
                                                    --------      --------      --------      --------
   Basic earnings per share ...................     $    .18      $    .11      $    .08      $    .05
                                                    ========      ========      ========      ========

Diluted earnings per share:
   Income before cumulative effect of change in
      accounting principle ....................     $    .17      $    .13      $    .08      $    .05
   Cumulative effect of change in accounting
      principle ...............................           --          (.02)           --            --
                                                    --------      --------      --------      --------
   Diluted earnings per share .................     $    .17      $    .11      $    .08      $    .05
                                                    ========      ========      ========      ========

Weighted average number of shares:
   Basic earnings per share ...................        6,544         6,788         6,471         6,790
   Diluted earnings per share .................        6,624         6,847         6,545         6,877

J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
PERCENTAGES OF SALES

                                                                   Six Months Ended                Quarters Ended
                                                                   ----------------                --------------
                                                                JUNE 29        June 30         JUNE 29        June 30
                                                                  2003           2002            2003           2002
                                                                  ----           ----            ----           ----
Net sales...................................................      100.0%         100.0%          100.0%        100.0%

Costs and expenses:
   Cost of sales............................................       32.0           31.5            32.2          31.1
   Restaurant labor and related costs.......................       32.6           33.2            32.8          33.6
   Depreciation and amortization of restaurant
      property and equipment................................        4.0            4.4             4.1           4.5
   Other operating expenses.................................       18.0           18.4            18.0          19.2
                                                                   ----           ----            ----          ----
      Total restaurant operating expenses...................       86.7           87.5            87.1          88.4

Restaurant operating income.................................       13.3           12.5            12.9          11.6

General and administrative expenses.........................        7.5            8.1             7.8           8.0
Pre-opening expense.........................................        0.5              -             0.1             -
                                                                  -----          -----           -----         -----
Operating income............................................        5.3            4.4             5.0           3.6
Other income (expense):
   Interest expense, net....................................       (2.0)          (1.2)           (2.0)         (1.2)
   Other, net...............................................       (0.1)          (0.1)           (0.1)         (0.1)
                                                                   ----           ----            ----          ----
      Total other expense...................................       (2.1)          (1.2)           (2.1)         (1.2)
                                                                   ----           ----            ----          ----

Income before income taxes and cumulative
   effect of change in accounting principle.................        3.2            3.2             2.9           2.4
Income tax provision........................................       (1.1)          (1.4)           (1.0)         (1.0)
                                                                   ----           ----            ----          ----
Income before cumulative effect of change in
   accounting principle.....................................        2.2            1.8             1.9           1.3
Cumulative effect of change in accounting
   principle................................................          -           (0.3)              -             -
                                                                 ------          -----          ------         -----
Net income..................................................        2.2%           1.5%            1.9%          1.3%
                                                                 ======          =====           =====          ====
Note: Certain percentage totals do not sum due to rounding.

AVERAGE WEEKLY SALES INFORMATION:

Average weekly sales per restaurant.........................    $82,200        $80,300         $81,000       $78,300
Percent increase............................................       +2.4%                          +3.4%

Same store weekly sales per restaurant(1)...................    $82,400        $80,100         $81,200       $78,400
Percent increase............................................       +2.9%                          +3.6%


(1) Includes the twenty-three restaurants open for more than eighteen months.

J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(DOLLARS IN THOUSANDS)

                                                        JUNE 29   December 29
                                                         2003        2002
                                                         ----        ----
                    ASSETS

Current Assets
        Cash and cash equivalents .................     $ 1,579     $10,525
        Deferred income taxes .....................         488         488
        Other current assets ......................       2,161       1,887
                                                        -------     -------
            Total current assets ..................       4,228      12,900

Other assets ......................................       1,020         951
Property and equipment, net .......................      70,687      69,521
Deferred income taxes .............................         712         712
Deferred charges, net .............................         943         949
                                                        -------     -------
                                                        $77,590     $85,033
                                                        =======     =======




      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities ...............................     $ 9,278     $17,495
Long-term obligations .............................      24,369      24,451
Other long-term liabilities .......................       2,447       2,288
Stockholders' equity ..............................      41,496      40,799
                                                        -------     -------
                                                        $77,590     $85,033
                                                        =======     =======